EX-99.h(9)

                                    AMENDMENT
                                       TO
                            ADMINISTRATION AGREEMENT
                                     BETWEEN
                              JNL VARIABLE FUND LLC
                                       AND
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC


         This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company ("Administrator"), and JNL VARIABLE FUND LLC, a Delaware limited liability company ("JNL Variable Fund").

         WHEREAS, the Administrator and the JNL Variable Fund entered into an Administration Agreement dated as of January 31, 2001 ("Agreement"), whereby the Administrator agreed to provide certain administrative services to the investment portfolios of the JNL Variable Fund LLC (each a "Fund");

               WHEREAS, paragraph 15, entitled "Term of Agreement," has been revised; and

         WHEREAS, pursuant to the Agreement, each Fund agreed to pay the Administrator for the services provided and the expenses assumed by each Fund as set forth in Schedule B to the Agreement, and the Administrator agreed to accept such fee as full compensation under the Agreement for such services and expenses; and

         WHEREAS, in order to reflect a change in sub-adviser, the names of the Funds have been changed.

         NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1. The following sentence should be added to the end of paragraph 15, entitled "Term of Agreement:"

             15. However, the addition or deletion of a Fund reflecting changes that have been formally approved by resolution by the Board of Managers will not require approval by the Board of Managers.

     2. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated February 18, 2004, attached hereto.

     3. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated February 18, 2004, attached hereto.

         IN WITNESS WHEREOF, the Administrator and the JNL Variable Fund have caused this Amendment to be executed as of this 18th day of February, 2004.

JACKSON NATIONAL ASSET                          JNL VARIABLE FUND LLC
MANAGEMENT, LLC


By:    /s/ Andrew B. Hopping                 By:  /s/ Robert A. Fritts
     ---------------------------------          --------------------------------

Name:   ANDREW B. HOPPING                      Name: ROBERT A. FRITTS
        ------------------------------               -----------------------

Title:   PRESIDENT                             Title: PRESIDENT
        ------------------------------                ----------------------

                                   SCHEDULE A
                             DATED FEBRUARY 18, 2004

JNL/Mellon Capital Management The DowSM 10 Fund
JNL/Mellon Capital Management The DowSM 5 Fund
JNL/Mellon Capital Management The S&P(R) 10 Fund
JNL/Mellon Capital Management Global 15 Fund
JNL/Mellon Capital Management 25 Fund
JNL/Mellon Capital Management Select Small-Cap Fund
JNL/Mellon Capital Management Communications Sector Fund
JNL/Mellon Capital Management Consumer Brands Sector Fund
JNL/Mellon Capital Management Energy Sector Fund
JNL/Mellon Capital Management Financial Sector Fund
JNL/Mellon Capital Management Pharmaceutical/Healthcare Sector Fund JNL/Mellon Capital Management Technology Sector Fund

                                   SCHEDULE B
                             DATED FEBRUARY 18, 2004

         FUNDS                                                           FEE

JNL/Mellon Capital Management The DowSM 10 Fund                          .15%
JNL/Mellon Capital Management The DowSM 5 Fund                           .15%
JNL/Mellon Capital Management The S&P(R)10 Fund                          .15%
JNL/Mellon Capital Management Global 15 Fund                             .20%
JNL/Mellon Capital Management 25 Fund                                    .15%
JNL/Mellon Capital Management Select Small-Cap Fund                      .15%
JNL/Mellon Capital Management Communications Sector Fund                 .15%
JNL/Mellon Capital Management Consumer Brands Sector Fund                .15%
JNL/Mellon Capital Management Energy Sector Fund                         .15%
JNL/Mellon Capital Management Financial Sector Fund                      .15%
JNL/Mellon Capital Management Pharmaceutical/Healthcare Sector Fund      .15%
JNL/Mellon Capital Management Technology Sector Fund                     .15%